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                                                                    EXHIBIT 10.7

                                 NORTHSIDE BANK
                                   (PROPOSED)

                         -------------------------------
                                  P.O. BOX 283
                              ADAIRSVILLE, GA 30103

December 1, 2004


Mr. Orlando Wilson
360 White Rd.
Adairsville, GA 30103

Re:     7741 Adairsville Hwy

Dear Orlando:

Reference is made to that certain 1.97 acre lot located in Land Lot 191, 15th District, 3rd Section in the City of Adairsville, Bartow County, Georgia at 7741 Adairsville Hwy and identified as lot A on the survey attached hereto as Exhibit A (the "Property"). This letter is to confirm that you ("Seller") intend to sell and Northside Bank, a proposed Georgia bank corporation ("Purchaser") intends to purchase the Property subject to the following:

        1. The purchase price shall be $1,000,000 payable in stock of Northside Bancshares, Inc.

        2. The property currently has or Seller will prior to closing construct at Seller's cost water, sewer and natural gas service.

        3. Seller will prior to closing complete at Seller's cost a two lane access road with curbs and gutters across the Property and lots B and C, as identified on Exhibit A, with connection on one end to the Westbound lane of Adairsville Hwy and connection on the other and to an existing public road located at the West side of the Property. Said access road will be constructed in accordance with Georgia DOT and City of Adairsville specifications and will cross the Property at or near its South boundary, the exact location to be subject to Purchaser's approval.

        4. Seller represents and warrants that the Property contains no environmental hazards as determined in accordance with EPA or other regulatory agency standards and that the soil on the Property is suitable for construction of a two story building and parking lot as determined by customary soil compaction testing.

        5. Seller agrees to provide Buyer with adequate space on an adjacent lot for a temporary office building and parking in the event same cannot be located on the Property during construction. Such space will be available to buyer until the earlier of thirty days following the date on which a CO is issued for the Bank's building on the Property or one year from the date of closing.



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        6.  Seller will deliver clear title at closing and represents and warrants that there are no restrictive covenants or easements that would make the Property unsuitable for the construction of the Bank's main office.

        7.  Seller will pay all closing costs.

        8. Closing will take place at a mutually agreed date, time and location within thirty days following and subject to approval of the Bank's regulatory application and successful completion of the initial stock offering of Northside Bancshares, Inc.

        9. The execution of a formal agreement incorporating the terms of this letter and addressing such other matters as are commonly dealt with in agreements of this type, the exact terms of which shall be negotiated in good faith.

If the foregoing is in accordance with your understanding, please indicate your acceptance by signing this letter in the space provided below and returning it to Seller. Following receipt of a signed copy of this letter, Seller will cause counsel of its choosing to draft a formal agreement for your review.



Sincerely,



Northside Bank (Proposed)






By:      /s/ Charles Shultz
   -------------------------------------------------
   Charles Shultz on behalf of the Organizers of Northside Bank



Agreed to and accepted:






        /s/ Orlando Wilson
---------------------------------------
Orlando Wilson



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                                 ORLANDO WILSON
                                  360 WHITE RD.
                              ADAIRSVILLE, GA 30103



February 16, 2005



The Organizers of Northside Bank
P.O. Box 283
Adairsville, GA 30103

Re:     7741 Adairsville Hwy

Gentlemen and Ladies:

Reference is made to that certain letter from you to me dated December 1, 2004 concerning my intent to sell and your intent to purchase the 1.97 acre lot located at the subject address (the "Letter"). This is to confirm that, inasmuch as it is my desire to own less than 10% of the outstanding stock of Northside Bancshares, Inc., I am willing to accept $950,000 in stock of Northside Bancshares, Inc. and $50,000 cash in payment of the purchase price stated in item 1 of the Letter in lieu of $1,000,000 in stock of Northside Bancshares, Inc. Please cause this change to be incorporated in the formal agreement when it is drafted.

Sincerely,

/s/ Orlando Wilson

Orlando Wilson